Exhibit 10.1

executive SERVICEs AGREEMENT

CHILWA MINERALS LIMITED

and

CADELL BUSS

File Ref: 210577

Doc Ref: 3462990

200 St Georges Terrace

Perth WA 6000

T / +61 (8) 9216 7100

allionpartners.com

Contents

1.	DEFINITIONS AND INTERPRETATION	1
1.1	Definitions	1
1.2	Interpretation	2

2.	EMPLOYMENT	3
2.1	Position	3
2.2	Start date and end date	3
2.3	Location	3

3.	DUTIES AND REPORTING STRUCTURE	3
3.1	Duties of your position	3
3.2	General duties	3
3.3	Reporting structure	4
3.4	Workplace Health and Safety	4
3.5	Policies and procedures	4

4.	HOURS OF WORK	4
4.1	Normal business hours	4
4.2	Additional hours	4

5.	REMUNERATION	4
5.1	Salary	4
5.2	Director’s fees	4
5.3	Benefits	4
5.4	Insurance	5
5.5	Superannuation	5
5.6	Review of remuneration package	5
5.7	Payment	5
5.8	Expenses	5

6.	executive performance INCENTIVES	6
6.1	Participation under the LTIP	6
6.2	Performance Rights	6

7.	ANNUAL LEAVE	7
7.1	Your entitlement	7
7.2	Unpaid leave	7
7.3	Accrual of annual leave	7
7.4	Taking annual leave	7
7.5	Payment if your employment ends	7

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8.	PERSONAL LEAVE	7
8.1	Your personal (sick/carer’s) leave entitlement	7
8.2	Accrual of personal (sick/carer’s) leave	7
8.3	Your personal (compassionate) leave entitlement	7
8.4	Taking personal leave	7
8.5	End of employment	7

9.	OTHER LEAVE	8

10.	ENDING YOUR EMPLOYMENT	8
10.1	Ending your employment with notice	8
10.2	Termination by mutual agreement	8
10.3	Payment in lieu of notice period	8
10.4	Calculation of payments if your employment ends	8
10.5	Termination	8
10.6	Repayment of amounts owed	8
10.7	Duties during notice period	9
10.8	Ending your employment without notice	9
10.9	Investigation and suspension	9
10.10	Return of property	9

11.	DISCLOSURE OF INFORMATION	9
11.1	Your obligations	9
11.2	Preventing disclosure	10
11.3	Implied term and survival of obligations	10

12.	INTELLECTUAL PROPERTY	10
12.1	Ownership	10
12.2	Disclosure	10

13.	MORAL RIGHTS	10

14.	MEDIA COMMUNICATIONS	11

15.	WORKPLACE SURVEILLANCE	11

16.	RESTRICTIONS DURING YOUR EMPLOYMENT	11
16.1	Exclusive engagement	11
16.2	Director position	11
16.3	Shareholding	11
16.4	Gifts and gratuities	12

17.	RESTRICTIONS AFTER YOUR EMPLOYMENT ENDS	12

18.	COMPLIANCE AND APPROVALS	12

19.	GENERAL	12
19.1	Governing law and jurisdiction	12
19.2	Entire agreement	12
19.3	Form of notices	13
19.4	Receipt of notices	13
19.5	Prohibition, enforceability and severance	13
19.6	Waiver	13
19.7	Legal advice	13
19.8	Counterparts	13

SCHEDULE		14

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EXECUTIVE SERVICE AGREEMENT

DETAILS

Name	Chilwa Minerals Limited	Company
ACN	656 965 589
Address	Level 9, 200 St Georges Terrace, Perth WA 6000
Attention	Company Secretary
Email	cosec@chilwaminerals.com.au

Name	Cadell Buss	You
Address	33 Paradise Circuit, Halls Head WA 6210
Attention	Cadell Buss
Email	cadellbuss@bigpond.com

Background

A.	The Company has agreed to employ you and you have agreed to accept employment in the position of Managing Director of the Company on and from the Commencement Date.

B.	The Parties have agreed to record the terms of your employment with the Company as set out in this agreement.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The meanings of the terms used in this agreement are set out below.

ASX means ASX Limited (ACN 008 624 691) or the financial market operated by it as the context requires.

ASX Listing Rules means the official listing rules of ASX.

Base Salary means the amount described in clause 5.1(a).

Board means the board of directors of the Company and includes any director or committee of directors acting as a delegate, or exercising the powers, of the board of directors of the Company.

Business Day means a day on which banks are open for business in Australia, excluding a Saturday, Sunday or public holiday.

Chairman means the chairman of the Board.

Commencement Date means the date described in the Schedule.

Confidential Information includes, but is not limited to any information in respect of the Company or the Company’s business (including, but not limited to, any idea, concept, process or know how) which is not in the public domain (other than as a result of a breach of the Company’s confidence) which:

(a)	comes to your notice in the course of your employment; or

(b)	is generated by you in the course of performing your duties.

Corporations Act means the Corporations Act 2001 (Cth).

End Date means the day on which your employment with the Company ends.

Executive Performance Incentives has the meaning given to that term in clause 6.1.

Immediate Family means your Spouse, children, parents, grandparents, grandchildren, siblings and your Spouse’s children, parents, grandparents, grandchildren and siblings.

Indicated Mineral Resource has the meaning set out in the JORC Code (2012 Edition).

Intellectual Property means all present and future rights to intellectual property including, without limitation, any inventions and improvements, trademarks (whether registered or common law trade marks), designs, copyright, any corresponding property rights under the laws of any jurisdiction and any rights in respect of an invention, discovery, trade secret, secret process, know how, concept, idea, information, process, data or formula.

KPIs means the key performance indicators specified with respect to you for the purposes of (as the case requires):

(a)	the performance of your duties under this agreement;

(b)	the payment of any bonus to you under clause 5.1(c); and

(c)	any Executive Performance Incentives provided to you.

LTIP means the Long Term Incentive Plan adopted by the Company and in effect as at the date of this agreement, as amended or replaced from time to time.

Moral Rights means the right of attribution of authorship, the right not to have authorship falsely attributed and the right of integrity of authorship, as defined in the Copyright Act 1968 (Cth).

Performance Right has the meaning set out in the LTIP.

Share means a fully paid ordinary share in the Company.

Shareholder mean a holder of a Share in the Company.

Spouse means your current or former:

(a)	husband or wife; or

(b)	person with whom you live (or have lived) in a marriage-like relationship although not legally married.

Superannuation Guarantee means the Superannuation Guarantee (Administration) Act 1992 (Cth).

THM means Total Heavy Mineral Sands Concentrate.

Vesting Conditions has the meaning set out in the LTIP.

1.2	Interpretation

In this agreement:

(a)	headings and bold type are for convenience only and do not affect the interpretation of this agreement.

(b)	the singular includes the plural and the plural includes the singular.

(c)	words of any gender include all genders.

(d)	other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning.

(e)	an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)	a reference to a clause, party or schedule is a reference to a clause of, and a party or schedule to, this agreement.

(g)	a reference to A$ is a reference to Australian dollars.

(h)	a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(i)	no provision of this agreement will be construed adversely to a party because that party was responsible for the preparation of this agreement or that provision.

(j)	specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

(k)	this agreement includes any schedule.

2.	EMPLOYMENT

2.1	Position

You are employed in the position of Managing Director of the Company on and from the Commencement Date.

2.2	Start date and end date

(a)	Your employment will commence on the Commencement Date and continue until terminated in accordance with this agreement.

(b)	You agree that you are not under any obligation or restriction which would interfere or conflict with your employment in this role.

2.3	Location

(a)	Your principal place of work will be a location in Perth, Western Australia or such other place agreed between you and the Board from time to time.

(b)	The Company may require you to travel intrastate, interstate or overseas to perform your duties.

3.	DUTIES AND REPORTING STRUCTURE

3.1	Duties of your position

(a)	You must satisfactorily perform the duties set out in your position description in the Schedule.

(b)	The Company may vary these duties from time to time.

3.2	General duties

You must:

(a)	devote all of your time, attention and skill to the performance of your duties both during normal business hours and at other times, as reasonably necessary;

(b)	perform your duties faithfully and diligently;

(c)	follow lawful and reasonable directions given to you by the Company; and

(d)	promote the interests of the Company.

3.3	Reporting structure

(a)	You will report to the Board.

(b)	You must provide prompt and full information to the Board regarding the conduct of your duties in relation to the Company in accordance with clauses 3.1 and 3.2 above.

3.4	Workplace Health and Safety

You must act in accordance with:

(a)	all workplace health and safety laws applicable to the Company (including any related legislation, codes, guidelines and regulations); and

(b)	any applicable Company work health and safety policies and procedures, as amended from time to time.

3.5	Policies and procedures

The Company has various policies which apply to your employment. You must familiarise yourself and comply with these policies. The policies do not form part of this agreement.

4.	HOURS OF WORK

4.1	Normal business hours

Your ordinary hours of work are 37.5 hours each week.

4.2	Additional hours

Because of the nature of your position, you agree to work reasonable additional hours (including on weekends and public holidays) in order to perform your duties. Your remuneration includes an amount to compensate for this.

5.	REMUNERATION

5.1	Salary

(a)	From the Commencement Date, the Company will pay you an annual base salary of A$300,000 per annum, gross.

(b)	Your salary excludes the compulsory superannuation contributions paid by the Company in accordance with clause 5.5.

(c)	In addition to the amount payable under clause 5.1(a), you may be entitled to bonus payments for the achievement of KPIs set by the Board from time to time for this purpose. The amount of any bonus payment, the KPIs and the achievement of those KPIs will be determined by the Board from time to time in its absolute discretion. The Board may agree to award part of the bonus payment to you in the event that only some of the KPIs are achieved.

(d)	Without limiting clause 5.1(c), your initial bonus amounts and associated KPIs are as set out in the Schedule.

5.2	Director’s fees

Your salary is inclusive of director’s fees.

5.3	Benefits

The Company will provide you with:

(a)	suitable computer equipment reasonably required from time to time in order for you to perform your duties under this agreement; and

(b)	a mobile phone and pay all reasonable phone and data charges with respect to your duties under this agreement; and

(c)	a yearly subscription to one airline business club of your choosing.

5.4	Insurance

Subject to the applicable law, the Company will maintain director’s and officer’s liability insurance for your benefit on terms reasonably acceptable to you and the Company.

5.5	Superannuation

(a)	The Company will make compulsory superannuation contributions on your behalf, in accordance with Superannuation Guarantee legislation on your Base Salary. The contributions will be made to a complying superannuation fund of your choice. They will be made on the full base salary and not limited to any relevant general concessional contributions cap.

(b)	No superannuation contributions are payable with respect to any incentive or bonus payment to you.

5.6	Review of remuneration package

(a)	The Company will review your remuneration package each year with the first review to be conducted by 30 June 2024. The review will include the consideration of any potential bonus payment under clause 5.1(c) and the associated KPIs for that payment.

(b)	The review will take into account:

(i)	your performance, including the KPIs agreed by you and the Company from time to time;

(ii)	your responsibilities;

(iii)	the Company’s performance;

(iv)	any benefits which have accrued and will accrue to you under this agreement; and

(v)	industry salary movements over the review period.

(c)	The Company is under no obligation to increase your remuneration following such a review but will not reduce the remuneration package outlined in clause 5.1.

5.7	Payment

The Company will pay your salary (less any applicable tax) monthly on the 15th of the month being 2 weeks in advance and 2 weeks in arrears by electronic transfer to your nominated bank account.

5.8	Expenses

(a)	The Company will reimburse you for any expenses (including but not limited to travelling, entertainment and accommodation) that you reasonably incur during the performance of your duties, provided that prior approval is obtained from the Company for any individual expense which exceeds your authority level as communicated to you by the Board from time to time.

(b)	The Company may require you to provide a tax invoice, or other evidence, to substantiate any expenses claim.

6.	executive performance INCENTIVES

6.1	Participation under the LTIP

(a)	In addition to the remuneration under clause 5, you will be eligible to participate under the LTIP (Executive Performance Incentives).

(b)	The Executive Performance Incentives and applicable KPIs to apply to you will be agreed between the Company and you.

(c)	To the extent required, the Company will seek Company shareholder approval to Executive Performance Incentives which are proposed to be provided to you.

6.2	Performance Rights

(a)	On or before the Commencement Date, the Company agrees to issue to you the following Performance Rights:

(i)	1,721,740 Performance Rights vesting on the announcement by the Company of an Indicated Mineral Resource of 3 million tones of THM from the Project by no later than 24 months from the grant of the performance right;

(ii)	765,218 Performance Rights vesting on the announcement by the Company announcing the completion of a Pre-Feasibility Study (as defined in the JORC code) that recommends further proceeding with the Project by no later than 48 months from the grant of the performance rights.

(iii)	956,521 Performance Rights vesting on the announcement by the Company announcing the completion of a Feasibility Study (as defined in the JORC Code) that recommends further proceeding with the Project by no later than 48 months from the grant of the performance rights.; and

956,521 Performance Rights vesting on the announcement by the Company announcing that a decision to mine the Project has been made by no later than 60 months from the grant of the performance rights.

(b)	The issue of any Performance Rights to you:

(i)	is subject to any regulatory approvals, including Shareholder approval, that the Company may be required to obtain; and

(ii)	will be issued under the terms of the LTIP and include conditions consistent with the requirements of the ASX Listing Rules (including ASX Guidance Note 19).

7.	ANNUAL LEAVE

7.1	Your entitlement

You are entitled to 4 weeks’ paid annual leave for each year of service with the Company, plus statutory holidays.

7.2	Unpaid leave

You may take unpaid leave with the written agreement of the Company.

7.3	Accrual of annual leave

Annual leave accrues progressively and is cumulative.

7.4	Taking annual leave

(a)	You must take annual leave by agreement with the Company.

(b)	If the request for annual leave is in excess of 5 days, the annual leave request shall be submitted to the Board at a minimum of 4 weeks in advance.

(c)	If at any time you have accrued more than 4 weeks annual leave, the Company may direct you to take up to 2 weeks of that leave.

7.5	Payment if your employment ends

If your employment ends the Company will pay you for any unused accrued annual leave.

8.	PERSONAL LEAVE

8.1	Your personal (sick/carer’s) leave entitlement

(a)	You are entitled to 10 days’ paid personal leave for each year of service with the Company.

(b)	You may take personal leave as sick leave or carer’s leave. Carer’s leave is leave taken by you to provide care or support to a member of your Immediate Family or household who requires care or support because of a personal illness or injury or an unexpected emergency affecting them.

(c)	If you have used all of your personal leave entitlement, you may be entitled to take unpaid carer’s leave.

8.2	Accrual of personal (sick/carer’s) leave

Personal (sick/carer’s) leave accrues progressively and is cumulative.

8.3	Your personal (compassionate) leave entitlement

You may take up to 2 days’ paid compassionate leave if a member of your Immediate Family or household dies or has a personal illness or injury that poses a serious threat to their life.

8.4	Taking personal leave

The Company may require you to provide evidence that you needed to take personal leave.

8.5	End of employment

You are not entitled to payment in respect of your accrued untaken personal leave when your employment ends.

9.	OTHER LEAVE

You will be entitled to other leave (including long service leave and parental leave) under the applicable legislation. You will also be entitled to paid leave on days declared as public holidays in the State you are working in, subject to clause 4.2.

10.	ENDING YOUR EMPLOYMENT

10.1	Ending your employment with notice

You or the Company may end your employment at any time, by giving 12 months’ written notice.

10.2	Termination by mutual agreement

Your employment may be terminated at any time by mutual agreement between you and the Company and upon such terms and conditions as agreed in writing.

10.3	Payment in lieu of notice period

At the Company’s absolute discretion, the Company may, subject to the requirements of the Corporations Act:

(a)	pay you in lieu of your notice period; or

(b)	require you to work for part of your notice period and pay you in lieu of the balance of the period.

10.4	Calculation of payments if your employment ends

If your employment ends, the Company will calculate any payments in lieu of notice or accrued leave based on your base salary.

10.5	Termination

(a)	If your employment is terminated by the Company for any reason other than those outlined in clause 10.8, the Company will pay on termination, in addition to the payment due under clause 10.3, any vested (as at the date of termination) but unpaid entitlements due to you under the Executive Performance Incentives provided to you.

(b)	If any amount payable in accordance with clause 10.3 or 10.5(a) would require shareholder approval to be sought before the making of a payment in accordance with this clause, the Company must use reasonable endeavours to obtain such shareholder approval.

(c)	For the avoidance of doubt, clause 10.5(a) does not apply if your employment is terminated by you under clause 10.1 or the Company under clause 10.8.

10.6	Repayment of amounts owed

You agree:

(a)	to repay any outstanding advances or other payments due to the Company by you within 14 days of the End Date; and

(b)	that the sums payable to you on termination may be reconciled to take into account any sums you owe to the Company.

10.7	Duties during notice period

If you or the Company gives notice ending your employment, the Company may direct you at any time during the notice period:

(a)	not to attend work; or

(b)	not to perform all or part of your duties.

10.8	Ending your employment without notice

The Company may end your employment at any time without notice if you engage in serious misconduct. Serious misconduct includes the following:

(a)	wilful or deliberate behaviour by you that is inconsistent with the continuation of your contract of employment;

(b)	conduct that causes serious and imminent risk to:

(i)	the health or safety of a person; or

(ii)	the reputation, viability or profitability of the Company’s business;

(c)	theft;

(d)	fraud;

(e)	assault;

(f)	intoxication in the workplace; or

(g)	any refusal by you to carry out a lawful and reasonable instruction that is consistent with your contract of employment.

10.9	Investigation and suspension

If you are under investigation for acts or omissions which potentially put you in breach of this agreement, the Company may at its discretion suspend you on full pay whilst the investigation is being conducted.

10.10	Return of property

Before your employment ends, or as soon as practicable after it ends, you must return all property belonging to the Company.

11.	DISCLOSURE OF INFORMATION

11.1	Your obligations

You must not use or disclose Confidential Information unless the use or disclosure is:

(a)	required by law;

(b)	made as part of the proper performance of your duties; or

(c)	agreed by the Company.

11.2	Preventing disclosure

You must take all reasonable and necessary precautions to maintain the secrecy and prevent disclosure of Confidential Information.

11.3	Implied term and survival of obligations

(a)	To avoid doubt, this clause is not intended to limit any duty of fidelity implied into your contract of employment.

(b)	Your obligations under this clause continue after your employment ends.

12.	INTELLECTUAL PROPERTY

12.1	Ownership

(a)	The Company owns all Intellectual Property that you create or contribute to during your employment.

(b)	You must do all things necessary to ensure that the Company owns Intellectual Property that you create or contribute to during your employment.

(c)	Clauses 12.1(a) and 12.1(b) do not apply to any Intellectual Property you use or intend to use in the course of your employment and that you owned prior to the commencement of your employment with the Company.

(d)	You represent and warrant to the Company that any Intellectual Property you use as referred to in clause 12.1(c) is owned by you and does not infringe upon the intellectual property rights of any person. You agree to fully indemnify and hold harmless the Company in that regard.

12.2	Disclosure

You must inform the Company of all Intellectual Property that you create during your employment.

13.	MORAL RIGHTS

If you have Moral Rights in any Intellectual Property owned by the Company, you:

(a)	irrevocably consent to any act or omission by the Company which infringes those Moral Rights;

(b)	agree that your consent extends to acts and omissions by the Company’s licensees and successors in title; and

(c)	agree that your consent is a genuine consent given under Part 9 of the Copyright Act 1968 (Cth) and has not been induced by duress or any false or misleading statement.

14.	MEDIA COMMUNICATIONS

You will be required to communicate with the press, broadcasting or other media regarding the Company or any aspect of their business, unless directed otherwise by the Company Board of Directors from time to time.

15.	WORKPLACE SURVEILLANCE

The Company monitors computer and network use by employees on an ongoing and regular basis to ensure compliance with relevant laws and Company policies and procedures. The Company may at any time access, monitor, filter and record any communication or information developed, used, received, stored or transmitted by you using Company resources. Filtering systems are installed in the Company’s network which restrict the flow of certain types of material, including emails and viruses, in and out of the network. Accordingly, some email traffic may be blocked.

16.	RESTRICTIONS DURING YOUR EMPLOYMENT

16.1	Exclusive engagement

Subject to clauses 16.2 and 16.3, during your employment you will not, other than as disclosed to the Company in writing prior to the signing of this agreement:

(a)	engage in any employment other than the Company, without the Company’s prior written consent; or

(b)	be engaged, concerned or interested in any other business or undertaking, without the Company’s prior written consent.

16.2	Director position

(a)	You may hold the position of non-executive director on the Board of another company, provided that the time commitments to such a role are reasonable having regard to your obligations to the Company under this Agreement, that your appointment as non-executive director of the other company has been approved by the Chairman and that at all times your obligations under this Agreement take priority.

(b)	You agree that, should the Board raise concerns with respect to the continuation of the non-executive role described in clause 16.216.2(a), you will discuss those concerns with the Board in good faith with a view to resolving such concerns to the satisfaction of the Board.

16.3	Shareholding

Nothing in this clause 16 prevents you from holding:

(a)	less than 5% of the issued shares of any class of any company listed on any recognised securities exchange; or

(b)	any amount of shares in a small proprietary company (as defined in the Corporations Act),

subject to you complying with the Company’s share trading policy in place from time to time.

16.4	Gifts and gratuities

You agree to disclose to the Company and seek approval prior to giving or receiving any monetary payment, gift, benefit, personal favour or gratuity in or in connection with any business of the Company except if such monetary payment, gift, benefit, personal favour or gratuity is of relatively insignificant value and to reject it would interfere with normal commercial relationships and would be against the Company’s interests. Receipt of any such monetary payment, gift, benefit, personal favour or gratuity must be regularly reported to the Board.

17.	RESTRICTIONS AFTER YOUR EMPLOYMENT ENDS

(a)	You must not, for a period of 6 months following the End Date, induce or attempt to induce any employee, contractor or consultant to leave their employment or end their engagement with the Company, whether or not that person would commit a breach of that person’s employment or engagement.

(b)	This clause does not apply in circumstances where you have obtained the Company’s prior written consent.

18.	COMPLIANCE AND APPROVALS

(a)	The exercise of, or compliance with, any discretion, right or obligation under this agreement is subject to any required Board or shareholder approvals, any necessary regulatory consent and compliance with the Company’s Constitution, the ASX Listing Rules and all applicable laws.

(b)	Notwithstanding any provision of this agreement, the Company is not required to pay or provide, or procure the payment or provision, of any payment or benefit to you which are not permitted by the provisions of Part 2D.2, Division 2 or Chapter 2E of the Corporations Act or the ASX Listing Rules in the absence of shareholder approval.

(c)	Any such payments or benefits must be reduced to ensure compliance with this clause and there is no obligation on the Company to seek or obtain shareholder approval. In the event of overpayment you must, on receiving written notice from the Company Secretary (or their nominee), immediately repay any monies or benefits specified in such notice.

19.	GENERAL

19.1	Governing law and jurisdiction

(a)	This agreement is governed by the law in force in Western Australia

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Western Australia

(c)	Each of the parties irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

19.2	Entire agreement

(a)	This agreement states all the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

(b)	You acknowledge that in accepting employment with the Company you have not relied on any representations regarding your employment made by the Company (or its agents or employees) other than matters expressly set out in this agreement.

19.3	Form of notices

Any notice or other communication to or by a party to this agreement:

(a)	must be in legible writing and in English addressed as shown at the start of this agreement;

(b)	where the sender is the Company, must be signed by an officer or under the common seal of the Company; and

(c)	can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

19.4	Receipt of notices

(a)	A notice is regarded as being given by the sender and received by the addressee:

(i)	if by delivery in person, when delivered to the addressee;

(ii)	if by post, 3 Business Days from and including the date of postage/on delivery to the addressee; or

(iii)	if by electronic mail (e-mail), subject to clauses 19.4(b) and 19.4(c) four hours after the sent time (as recorded on the sender’s e-mail server), unless the sender receives a notice from the recipient’s email server or internet service provider that the message has not been delivered to the recipient.

(b)	If the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(c)	An e-mail is regarded as legibly received unless the addressee telephones the sender within 4 hours after the transmission or e-mail is received, or regarded as received, under clause 19.4(a) and informs the sender that it is not legible.

(d)	In this clause, a reference to an addressee includes a reference to an addressee’s officers, agents or employees or any person reasonably believed by the sender to be an officer, agent or employee of the addressee.

19.5	Prohibition, enforceability and severance

(a)	Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)	Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

(c)	If a clause is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

19.6	Waiver

(a)	The failure of either party at any time to require performance by the other party of any provision of this agreement does not affect the party’s right to require the performance at any time.

(b)	The waiver by either party of a breach of any provision may not be held to be a waiver of any later breach of the provision or a waiver of the provision itself.

19.7	Legal advice

You represent that you have taken, or had the opportunity of taking, legal and taxation advice in relation to the nature, effect and extent of this agreement.

19.8	Counterparts

This agreement may be executed in any number of counterparts and all counterparts, taken together, constitute one instrument. A party may execute this agreement by executing any counterpart.

SCHEDULE

1.	commencement date

The Commencement date is 1 July 2023.

2.	DUTIES

(a)	To drive and achieve the successful and safe development of the Company’s Projects, in accordance with Board approved plans and budgets.

(b)	To develop and deliver commercial strategy, funding, budgeting and balance sheet management.

(c)	To deliver effective and ‘across the board’ leadership ensuring that site operations and other functions within the organisation operate on an integrated basis.

(d)	To provide leadership and coordination of administration, financial management and reporting, marketing, investor relations and government relations activities of the Company to ensure the Company is economically managed and complies with all applicable laws.

(e)	To perform such other matters as may be assigned to the Managing Director by the Board from time to time.

3.	bonus

Amount	Timeframe	KPIs
$140,074 plus GST	Within 3 months of the date of this agreement	Achievement of the Listing of the Company on the Official List of the ASX.
$70,000 Plus GST	Within 9 months of the Commencement Date	a) Completion of 6,000 metres of drilling b) Assay results achieved from the 6000 metres drilling program
$70,000 Plus GST	Within 12 months of the Commencement Date.	a) Achievement of Maiden Indicated Resource b) Achievement of Indicated Resource of over 3mt of THM at 1% cut off grade

(a)	Subject to this agreement, on the achievement of the relevant KPIs the bonus payment will be paid within 30 days of the end of the relevant timeframe.

(b)	The Board may in its absolute discretion:

(i)	pay some or all of the bonus if the KPIs for the payment of the bonus are achieved before the end of the relevant timeframe; and

(ii)	agree to pay some of the bonus in the event that some (but not all) of the KPIs are achieved by the relevant timeframe.

Executed as an agreement on _______1 July____________ 2023.

EXECUTED by CHILWA MINERALS LTD (656 965 589) in accordance with section 127 of the Corporations Act by:

Director	Director / Company Secretary

Philip Lucas	John Lewis
Name (print)	Name (print)

Signed by Cadell Buss in the presence of:

Signature of Witness

Name of Witness (print)

Occupation

Address